EXHIBIT 5




                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005


                                December 14, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                           Re:  The Hain Food Group, Inc.
                                Registration Statement on Form S-8
                                (File No. 333-38915)

Ladies and Gentlemen:

     We have acted as special counsel to The Hain Food Group, Inc. (the "Company") in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Registration Statement covers (i) 1,545,000 shares of the common stock of the Company, $.01 par value (the "Common Stock"), offered under The Hain Food Group, Inc. 1994 Long Term Incentive and Stock Award Plan (the "1994 Plan") and (ii) 200,000 shares of Common Stock offering under The Hain Food Group, Inc. 1996 Directors Stock Option Plan (the "Directors Plan").

     In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions, and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies.

     Based on the foregoing, we advise you that in our opinion, the shares of Common Stock of the Company offered upon the exercise of options under the 1994 Plan and the Directors Plan will be legally issued, fully paid and nonassessable.

     We are members of the bar of the State of New York, and in rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

     We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement referred to above.

                                         Very truly yours,

                                         /s/ Cahill Gordon & Reindel